                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                                 PROXY STATEMENT
                                       FOR
                          ACCESS ANYTIME BANCORP, INC.
                                 801 PILE STREET
                            CLOVIS, NEW MEXICO 88101
                                 (505) 762-4417
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 2000

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ACCESS ANYTIME BANCORP, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at FIRSTBANK, 5210 Eubank N.E., Albuquerque, New Mexico, on Friday, April 28, 2000 at 8:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about March 24, 2000.

         The Company is a Delaware corporation, which was organized in 1996 for the purpose of becoming the thrift holding company of First Savings Bank, F.S.B. (the "Bank"). The Bank's Board of Directors later approved a name change for the Bank to "FIRSTBANK". The Company owns all of the outstanding stock of the Bank, which is the Company's principal asset.

                               VOTING INFORMATION

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Corporate Secretary of the Company or the filing of a later proxy prior to a vote being taken on a particular proposal at the meeting A written notice of revocation of a proxy should be sent to the Corporate Secretary, ACCESS ANYTIME BANCORP, Inc., P.O. Box 1569, 801 Pile Street, Clovis, New Mexico 88101, and will be effective if received by the Corporate Secretary prior to the meeting. A previously submitted proxy will also be revoked if a stockholder attends the meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted as directed by the stockholder or, in the absence of such direction, proxies will be voted "FOR" the nominees for director set forth herein and "FOR" the approval of the appointment of Robinson Burdette Martin & Cowan, L.L.P. as independent public accountants, and as determined by a majority of the Board of Directors with respect to any other matter(s) coming before the meeting.

         Stockholders of record as of the close of business on March 22, 2000, are entitled to one vote for each share then held. As of March 22, 2000, the Company had 1,244,016 shares of common stock issued and outstanding. With respect to the election of directors, a stockholder may, by properly completing the enclosed proxy, vote in favor of all nominees or withhold his or her votes as to all nominees or as to specific nominees. Directors will be elected by the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote in an election of directors. Cumulative voting is permitted in the election of directors, and allows a stockholder to cumulate the total number of votes he or she may cast in the election of directors and cast any number of those votes for one or more of the nominees. If a stockholder desires to exercise such cumulative voting rights, the stockholder must clearly state on his or her proxy the intent to exercise those rights and vote accordingly. The persons voting the proxies will have sole discretion in determining whether a stockholder has clearly marked his or her proxy with respect to cumulative or other voting, and if a proxy is not clearly marked, the stockholder may be contacted for clarification.

         Ratification of the hiring by the Board of Directors of Robinson Burdette Martin & Cowan, L.L.P. as the independent public accountants for the 2000 fiscal year will be by the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on the ratification of the external auditors.

         All other matters properly coming before the meeting will be decided by the affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote on such matters, except as otherwise required by law or by the Company's Certificate of Incorporation or Bylaws.

         The votes will be counted by the inspectors appointed by the Board of Directors, who will determine, among other things, the number of votes necessary for the stockholders to take action in accordance with the foregoing requirements and the votes withheld or cast for or against each matter. All properly executed proxies and ballots, regardless of the nature of the vote or absence of the vote indication thereon (but not including broker non-votes), will be counted in determining the number of shares represented at the meeting. Abstentions clearly stated on a proxy and broker non-votes will not be counted as affirmative votes, but the failure to give clear voting instructions on a proxy (as opposed to clearly stating an intent to abstain from voting) will result in the proxy being voted "FOR" the nominees for director identified herein and in favor of the other proposal set forth herein. An abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such a vote differently. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted. A majority of the shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum under the Company's Bylaws.

         The Company is not aware of any arrangements the operation of which might at a subsequent date result in a change in control of the Company.

          Under Securities and Exchange Commission rules, a proxy may confer discretionary authority to vote on a matter if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its proxy statement for the prior year's annual meeting of stockholders (in this case, such date would be February 25, 2000), and a specific statement is made to that effect in the proxy statement.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         Persons and groups owning in excess of 5% of the Company's common stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended. Based upon such reports and upon the Company's stock ownership records and available information concerning non-objecting beneficial owners, management knows of the following persons who owned more than 5% of the Company's outstanding shares of common stock as of March 22, 2000. Ownership is direct unless otherwise specified. Shown below are the shares of common stock beneficially owned by all executive officers and directors (including Mr. Corzine, Mr. Huey, and Mr. Lydick who are listed separately below) of the Company as a group as of March 22, 2000. Individual beneficial ownership of shares by the Company's directors is set forth under "Proposal 1 - Election of Directors".

               Name and Address of                   Amount and Nature of          Percent of Shares of Capital
                Beneficial Owner                    Beneficial Ownership (1)          Stock Outstanding (1)
                ----------------                    ------------------------          ---------------------
Group filing by:
Jeffrey L. Gendell                                        121,400(3)                           9.8%
Tontine Financial Partners, L.P.
Tontine Management, L.L.C.
Tontine Overseas Associates, L.L.C.
200 Park Avenue, Suite 3900
New York, NY 10166

Norman R. Corzine                                          99,147(6)(7)(8)                     7.7%
P.O. Box 16005
Albuquerque, NM 8791

Ken Huey, Jr.                                              82,781(6)(7)                        6.4%
P.O. Box 1572
Clovis, NM 88102

Robert Chad Lydick                                         71,177(4)(5) (7)                    5.7%
P.O. Box 1386
Clovis, NM 88102

Drs. Moss, Boese & Abshere                                 70,889(2)                           5.7%
P.O. Box 1508
Clovis, NM 88102

All Executive Officers                                    416,716(2)(5)(7)                    29.73%
and Directors as a Group (10 persons)

     (1) Shares of common stock subject to options currently exercisable, or exercisable within sixty (60) days, are deemed outstanding for computing the percentage of ownership of the person holding the options, but not deemed outstanding for computing the percentage of ownership of any other person.

     (2) Includes shares owned by spouses of the named beneficial owners or as custodian or trustee for minor children or self-directed retirement accounts, as to which shares the named individuals effectively exercise shared voting and investment powers.

     (3) Based on Schedule 13G filing, dated February 17, 2000, made with the Securities and Exchange Commission by such group. Such Schedule 13G filing indicates shared voting and dispositive powers for

          73,400 shares by Tontine Financial Partners, L.P., shared voting and dispositive powers for 73,400 shares by Tontine Management, L.L.C., shared voting and dispositive powers for 48,000 shares by Tontine Overseas Associates, L.L.C., and shared voting and dispositive powers for 121,400 shares by Jeffrey L. Gendell. The Company makes no representation as to the accuracy or completeness of such information.

     (4) Mr. Lydick has shared voting and dispositive powers over all of these shares with his spouse and/or his father.

     (5) Does not include stock units pursuant to the Non-Employee Director Retainer Plan for the Board of Directors, under which plan the directors will receive common stock upon termination of service on the Board or upon termination of the plan. See "DIRECTORS' COMPENSATION" for further discussion.

     (6) Includes 3,337 shares held for Mr. Corzine and 1,236 shares held for Mr. Huey in their respective accounts pursuant to the Bank's profit sharing/employee stock ownership [401(k)] plan. Such amounts reflect the 2% stock dividend of October 31, 1997 on some of the shares.

     (7) Reference is made to footnote (9) to the table under "Proposal 1 - Election of Directors" for details as to shares which such persons have the right to acquire within sixty days pursuant to stock options.

     (8) Does not include shares held in a Rabbi Trust established in connection with the Bank's executive savings plan, which is a deferred compensation plan.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         THE BOARD OF DIRECTORS URGES YOU TO VOTE "FOR" THE NOMINEES FOR THE BOARD OF DIRECTORS DESCRIBED BELOW. Proxies will be so voted unless stockholders specify otherwise in their proxies. Directors will be elected by an affirmative vote of a majority of the shares represented at the meeting in person or by proxy and entitled to vote in the election of directors.

         The Board has set the number of directors at ten. At the meeting, there will be three director positions available to vote on. The Nominating Committee of the Board of Directors has nominated three incumbent directors, Mr. Charles Guthals, Cornelius Higgins, Ph.D. and David Ottensmeyer, M.D. to stand for re-election to fill the three available positions with terms expiring in 2003. The Board will waive the Company's age 70 requirement for Dr. Ottensmeyer who will reach age 70 during the proposed term.

         The Nominating Committee appointed Mr. Richard H. Harding to serve the remainder of the unexpired term of Mr. James A. Clark whose term was to expire in 2002. Mr. Clark resigned in July of 1999 and Mr. Harding was appointed by the Board as his replacement on January 24, 2000.

         Pursuant to the Company's Bylaws (Article II, Section 13), nominations may be made by stockholders to be voted upon at the meeting if they are made in writing and delivered to the Corporate Secretary of the Company at least five days prior to the date of the meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. Ballots bearing the names of all persons nominated by the Nominating Committee (being the three nominees listed above) and by stockholders shall be provided for use at the meeting. A stockholder wishing to vote for a person nominated for director by a stockholder must attend the meeting and vote in person. Under federal securities regulations, no proxy shall confer authority to vote for the election of any person to any office for which a bona fide nominee is not named in this Proxy Statement.

         Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any named nominee will be unable to serve.

         The following table sets forth for each nominee, for each director continuing in office, and for each executive officer identified in the summary compensation table herein, such person's name, age, principal occupation(s) during the past five years, the year he/she first became a director of the Company or the Bank and the number of shares of the Company's common stock beneficially owned as of March 22, 2000. Ownership is direct unless otherwise specified.

                                UP FOR ELECTION
                                                                   YEAR                          AMOUNT
                                                                   FIRST                           AND             PER
                                                                  ELECTED                        NATURE OF        CENT
                                       PRINCIPAL                     OR           TERM TO       BENEFICIAL         OF
NAME                AGE                OCCUPATION                APPOINTED        EXPIRE         OWNERSHIP        CLASS
                    (1)                   (2)                     DIRECTOR          (4)          (3)(9)(12)
------------------ ------- ----------------------------------- --------------- ------------- ------------------ ----------
Charles Guthals      63    President and majority                   1985           2003        18,823  (13)        1.5%
                           stockholder of Guthals Co., Inc.,
                           a Clovis, NM nursery and
                           landscaping company; Director of
                           FIRSTBANK.

Cornelius            59    Director, President & CEO,               1997           2003        20,880              1.7%
Higgins, Ph.D.             Applied Research Associates,
                           Inc., Albuquerque, NM, a national
                           engineering firm, since 1979.

David                69    Healthcare Consultant, from              1997           2003        29,580  (10)        2.4%
Ottensmeyer, M.D.          January 1996; President & CEO,
                           The Lovelace Institutes, Albuquerque,
                           NM, a non-profit medical research
                           institute, July 1991 to December 1995;
                           Director, Exogen; Director of FIRSTBANK
                           since January 2000.

                              CONTINUING IN OFFICE

                                                                   YEAR                          AMOUNT
                                                                   FIRST                           AND             PER
                                                                  ELECTED                        NATURE OF        CENT
                                       PRINCIPAL                     OR           TERM TO       BENEFICIAL         OF
NAME                AGE                OCCUPATION                APPOINTED        EXPIRE         OWNERSHIP        CLASS
                    (1)                   (2)                     DIRECTOR          (4)          (3)(9)(12)
------------------ ------- ----------------------------------- --------------- ------------- ------------------ ----------
Norman R. Corzine    57    Chairman and Chief Executive             1996          2002       99,147  (11)(14)     7.7%
                           Officer of the Company since 1996;
                           Director and Executive Vice President
                           of FIRSTBANK since 1996; Financial
                           consultant with Merrill Lynch,
                           1993-1995; Director, Applied Research
                           Associates, Inc., Albuquerque, NM.

Carl Deaton          75    Retired manager and majority             1979          2001       26,060  (5)          2.1%
                           stockholder of C.B.S. Auto
                           Recyclers and former owner of
                           Clovis Body Shop, Inc., located
                           in Clovis, NM; Vice Chairman of
                           FIRSTBANK.

Richard H.           55    Partner in Santa Fe Equity               2000          2002       24,000               1.9%
Harding                    Partners, LLC since 1998; Senior
                           Vice-President of Silicon Valley
                           Bank, Santa Clara, CA 1996-1999;
                           Executive Vice President of
                           Silicon Valley Bank, Santa Clara,
                           CA 1993-1996.

Ken Huey, Jr.        55    President of the Company since           1991          2001       82,781  (11)         6.4%
                           1996; President, Chief Executive
                           Officer, and Director of
                           FIRSTBANK since October 1991.

Robert Chad          50    President of Lydick Engineers and        1987          2002       71,177  (7)          5.7%
Lydick                     Surveyors, Inc., Clovis, NM;
                           Chairman of FIRSTBANK since 1993.

                                       6

Thomas W.            52    President of Tucumcari                   1994          2001       20,618  (8)          1.7%
Martin, III                Springwater & Seed Co., Inc.,
                           since 1969 - DBA Taco Box of Clovis
                           and Portales, NM;
                           Director of FIRSTBANK.


                              CONTINUING IN OFFICE

Allan M. Moorhead    59    President & CEO, Mechanical              1997          2002       23,650  (6)          1.9%
                           Representatives, Inc.,
                           Albuquerque, NM, a manufacturing
                           representative of heating,
                           ventilation and air conditioning
                           equipment since 1972.

     (1)  As of December 31, 1999.

     (2) Nominees and directors have held these vocations or positions for at least five years, unless otherwise noted.

     (3) Unless otherwise noted, all shares are owned directly by the named individuals or by their spouses and minor children or self-directed retirement accounts, over which shares the named individuals effectively exercise sole or shared voting and/or investment power.

     (4)  Assuming reelection at the meeting.

     (5) Mr. Deaton has 13,131 shares held in the Deaton Family Trust, as to which Mr. Deaton shares voting and investment power with his spouse and four children. The amount shown also includes shared voting and investment power that Mr. Deaton may have over 3,749 shares owned by his brother, sister, first son and daughter-in-law, daughter, granddaughter and son-in-law and daughter and granddaughter.

     (6) Mr. Moorhead has 11,878 shares held in the Moorhead Family Trust and 2,592 shares held by Mechanical Representatives, Inc., which is controlled by Mr. Moorhead.

     (7) Includes 5,823 shares held in Mr. Lydick's and/or his spouse's name and 2,248 shares held in his daughters' names, with shared voting and dispositive powers over all of these shares with his spouse. Also includes 44,880 shares owned by Mr. Lydick's father and 12,546 shares owned by Lydick Engineers & Surveyors, Inc., over which Mr. Lydick has shared voting and dispositive powers with his spouse and/or his father.

     (8) Includes 6,358 shares owned by Tucumcari Springwater & Seed Co. Inc., which is controlled by Mr. Martin.

     (9) Shares of common stock subject to options currently exercisable, or exercisable within sixty (60) days, are deemed outstanding for computing the percentage of ownership of the person holding the options, but not deemed outstanding for computing the percentage of ownership of any other person. The numbers of shares shown for Mr. Corzine and Mr. Huey include 51,900 shares and 51,900 shares, respectively, granted pursuant to option grants and reflect the 2% stock dividend (900 shares each) of October 31, 1997. The numbers of shares shown for Messrs. Deaton, Martin, Moorhead, Guthals, and Ottensmeyer include 9,180 shares each under option grants and reflect the 2% stock dividend of October 31, 1997. The number of shares shown for Mr. Higgins includes 4,080 shares held under option grants and reflects the 2% stock dividend of October 31, 1997. The number of shares shown for Mr. Lydick includes 5,680 shares held under option grants and reflects the 2% stock dividend of October 31, 1997. The number of shares shown for Mr Harding includes 4,000 shares held under an option grant.

     (10) The shares shown for Dr. Ottensmeyer are held in a family trust.

     (11) The shares shown include 3,337 shares held for Mr. Corzine and 1,236 shares held for Mr. Huey in their respective accounts pursuant to the Bank's profit sharing/employee stock ownership [401(k)] plan. Such amounts reflect the 2% stock dividend of October 31, 1997 on some of the shares.

     (12) Does not include stock units pursuant to the Non-Employee Director Retainer Plan for the Board of Directors. Stock will not be received under such plan until after termination of a director's service on the Board or termination of the plan. See "DIRECTORS' COMPENSATION" for further discussion. Messrs. Corzine and Huey are not eligible to participate in such plan.

     (13) Includes 25 shares owned by Mr. Guthals' daughter, over which Mr. Guthals has shared voting and dispositive powers with his spouse.

     (14) Does not include shares held in a Rabbi Trust established in connection with the Bank's executive savings plan, which is a deferred compensation plan.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the Board and through its committees. During the year ending December 31, 1999, the Board of Directors held four scheduled meetings and one special called Board meeting. All current directors attended more than 75% of the total number of these scheduled Board meetings and special Board meetings and committee meetings of the Board on which they served.

         The Executive Committee is currently composed of Messrs. Norm Corzine, Ken Huey, Jr., and Robert Chad Lydick. This committee is empowered to exercise the authority of the Board of Directors when the Board is not in session. During the year ending December 31, 1999, the Executive Committee of the Company held two meetings.

         The Audit Committee, presently composed of Messrs. Charles Guthals, Carl Deaton, Tom Martin, Dick Harding, and Neil Higgins, is responsible for the review and evaluation of the Company's internal controls and accounting procedures and reviews the Company's audit reports with the Company's external independent auditors. During the year ending December 31, 1999, the Audit Committee held two meetings.

         Under the Company's Bylaws, the Board of Directors acts as the Nominating Committee. The Board of Directors met one time in its capacity as the Nominating Committee during the year ending December 31, 1999. The Nominating Committee does not consider nominees recommended by stockholders.
Article II, Section 13 of the Company's Bylaws provides procedures for nomination of directors by the stockholders. The Bylaws provide that no nomination for director, except those made by the Nominating Committee, shall be voted upon at an annual meeting of stockholders unless other nominations by stockholders are made in writing and delivered to the Corporate Secretary of the Company at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Company. However, if the Nominating Committee shall fail or refuse to act at least 20 days prior to an annual meeting, nominations for director may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

         The Compensation Committee is composed of Messrs. Norm Corzine, Ken Huey, Jr., Robert Chad Lydick, David Ottensmeyer, Al Moorhead, Neil Higgins, and Charles Guthals. This committee is responsible for reviewing salary administration. Actions taken or recommended by the committee are ratified by the Board of Directors. During the year ending December 31, 1999, the Compensation Committee held two meetings.

                             DIRECTORS' COMPENSATION

         At the May 30, 1997, Annual Meeting, the shareholders of the Company approved a Non-Employee Director Retainer Plan for the Board of Directors. During 1999, the non-employee directors received $500 per meeting as director meeting fees, which, under the plan may be taken in part or in whole in common stock of the Company. Beginning with the January 2000 directors meeting the fee increased to $650 per meeting. Common stock units are held under the plan for directors until they cease to serve on the Board, or the plan is terminated, at which time they will receive common stock in the amount of such units. Currently, all eligible directors have elected to receive common stock of the Company as payment for all of their director meeting fees. Mr. Corzine and Mr. Huey, as employees of the Company and the Bank, do not receive director meeting fees or stock under the Non-Employee Director Retainer Plan. As of March 22, 2000, the aggregate shares of common stock units held in the accounts of the eligible directors pursuant to the Non-Employee Director Retainer Plan were 5,990 common stock units including the 2% stock dividend of October 31, 1997 on some of the units. Common stock certificate(s) for shares held in the participant's (director's) stock unit account will be delivered to a participant within ten days from the date a participant ceases to serve on the Board for anyreason, or the plan is terminated.

                               EXECUTIVE OFFICERS

NORMAN CORZINE, 57, has been employed by the Company as Chairman and Chief Executive Officer since October 1996. He has also served as Strategic Planning Officer of the Bank since 1996 and serves on the Bank's Board of Directors. Currently, he serves as a director and Executive Vice President of the Bank. From 1993 to 1995, he served as Financial Consultant with Merrill Lynch.

KEN HUEY, JR., 55, has been employed by the Bank since October 1991 as Presidentand Chief Executive Officer. Mr. Huey has served as President of the Companysince October 1996. He also serves on the Bank's Board of Directors.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation paid by the Company (and the Bank) to the Company's executive officers for services rendered during the three (3) fiscal years ending December 31, 1999.

  -----------------------------------------------------------------------------------------------------------------
                                                SUMMARY COMPENSATION
  -----------------------------------------------------------------------------------------------------------------
                                                                                 Long Term
                             Annual Compensation                                Compensation
                                                                                   Awards
  --------------------------------------------------------------------------- ----------------- -------------------
    Name and Principal                                       Other Annual        Securities         All Other
      Position as of                 Salary       Bonus      Compensation        Underlying        Compensation
     December 31, 1999     Year        (1)       (2)(6)          (3)              Options              (5)
                                        $           $             $                  #                  $
  ------------------------ ------ -------------- -------- ------------------- ----------------- -------------------
  NORM CORZINE             1999      127,667(6)  41,850          921                6,000            24,608
  Chairman and             1998      126,300(6)     0            371                   0              8,733
  Chief  Executive         1997       96,300        0            375               45,900(4)          8,496
  Officer

  ------------------------ ------ -------------- -------- ------------------- ----------------- -------------------

                                       9

  ------------------------ ------ -------------- -------- ------------------- ----------------- -------------------

  KEN HUEY, JR.            1999      128,400(6)  41,850          985                6,000             2,767
  President and Chief      1998      128,700(6)     0            603                   0                902
  Financial Officer        1997       98,700        0            639               45,900(4)          1,237
  ------------------------ ------ -------------- -------- ------------------- ----------------- -------------------

     (1) In 1999, Mr. Corzine and Mr. Huey were compensated by the Company in the amount of $37,667 and $36,000, respectively. For 1998, they were compensated by the Company at a monthly rate of $3,000 each. The remainder of their compensation shown was pursuant to their Employment Contracts with the Bank, which are discussed elsewhere in this Proxy Statement.

     (2) Amounts shown include compensation paid under the Bank's Management Incentive Plan, as well as a $300 Christmas bonus for each named officer.

     (3) The Bank provides Mr. Corzine and Mr. Huey with automobiles for both business and personal use, and Mr. Corzine's and Mr. Huey's allowances for the personal use of that automobile during 1999 were $921 and $985, respectively. A similar allowance was provided to Mr. Corzine and Mr. Huey by the Bank in 1998 and 1997. However, the aggregate amount of all perquisites and other personal benefits, including personal use of the automobile, is less than either $50,000 or 10% of each executive officer's total salary and bonus as specified above.

     (4)  These option grants reflect the stock dividend of October 31, 1997.

     (5) Amounts shown include premiums paid on insurance policies and contributions by the Bank to the account of each of the named executive officers under the Bank's profit sharing/employee stock ownership plan, which plan is open to all full-time employees, and contributions to the account of named executive officers under the executive savings plan.

     (6) These amounts include amounts deferred at the election of the named executive officer under the Bank's profit sharing/employee stock ownership [401(k)] plan and the executive savings plan.

         The following tables provide information as to stock options granted and/or exercised (as of exercise date) by the Company's executive officers during fiscal year ended December 31, 1999 and the value of the options held by the executive officers on December 31, 1999. No Stock Appreciation Rights ("SARs") were granted during fiscal year 1999.

----------------------------------------------------------------------------------------------------------------------
                                         OPTION GRANTS IN LAST FISCAL YEAR
----------------------------------------------------------------------------------------------------------------------
                                                 INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------
                               Number of              % of Total               Exercise
         Name                  Securities           Options Granted               or                 Expiration
                               Underlying           to Employees in           Base Price                Date
                            Options Granted           Fiscal Year
                                   #                                              $
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     NORM CORZINE                6,000                    50%                    7.75                7/29/2009
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     KEN HUEY, JR.               6,000                    50%                    7.75                7/29/2009
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

-------------------------------------------------------------------------------------------------------------------------
                     AGGREGRATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                              OPTION VALUES
-------------------------------------------------------------------------------------------------------------------------
                                                         Number of Securities                Value of Unexercised
                                                        Underlying Unexercised                   In-the-Money
                                                           Options at FY-End                  Options at FY-End
                                                                   #                                  $
-------------------------------------------------- ---------------------------------- -----------------------------------
                     Shares
                   Acquired on        Value
      Name          Exercise         Realized        Exercisable      Unexercisable      Exercisable      Unexercisable
                        #               $                 #                 #                 $                 $
----------------- -------------- ----------------- ----------------- ---------------- ------------------ ----------------
      NORM              0               0              6,000                0            1,128(1)               0
    CORZINE             0               0             20,400(3)             0                 0                 0
                        0               0             25,500(3)             0           58,981(2)(3)            0
----------------- -------------- ----------------- ----------------- ---------------- -------------- --- ----------------
      KEN               0               0              6,000                0            1,128(1)               0
   HUEY, JR.            0               0             20,400(3)             0                 0                 0
                        0               0             25,500(3)             0           58,981(2)(3)            0
----------------- -------------- ----------------- ----------------- ---------------- -------------- --- ----------------

     (1) Represents the aggregate market value (market price of the commonstock less the exercise price) of the options granted based upon the exercise price of the options ($7.75 per share with a grant date of July 29, 1999) and the last trade of $7.938 per share of the common stock as reported on the NASDAQ System on December 31, 1999.

     (2) Represents the aggregate market value (market price of thecommon stock less the exercise price) of the options granted based upon the exercise price of the options ($5.625 per share with a grant date of May 30, 1997) and the last trade of $7.938 per share of the common stock as reported on the NASDAQ System on December 31, 1999.

     (3)  Numbers reflect the 2% stock dividend declared on October 31, 1997.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

         Effective July 29, 1999, Kenneth J. Huey, Jr's. employment agreement was extended until August 1, 2002 to allow him to continue as President and Chief Executive Officer of the Bank and President and Chief Financial Officer of the Company. The Bank and the Company may terminate the agreement at any time with or without cause. In the event the officer is terminated without cause, the agreement provides that the terminated officer will receive compensation equal to said officer's salary and employee benefits for the remainder of the term of the agreement. The total compensation upon departure, for any reason, will not exceed three times the officer's average annual compensation, based on the five most recent taxable years.

However, in the case of termination for cause, the Bank and the Company will only pay accrued salary and other vested benefits due said officer as of the date of termination.

         Also, effective July 29, 1999, Norm Corzine's employment agreement was extended to allow him to continue as Executive Vice President and Strategic Planning Officer of the Bank and Chairman and Chief Executive Officer of the Company through August 1, 2002. The terms of such agreement are similar to those described above for the agreement with Mr. Huey.

                   TRANSACTIONS WITH THE COMPANY AND THE BANK

         Certain of the Company's executive officers, directors, nominees for director, or 5% stockholders and their respective immediate family members had transactions in excess of $60,000 originated during the last two years with the Company or the Bank. Director Allan Moorhead obtained a home mortgage loan for $120,000, which has a current balance of approximately $38,600. Director Allan Moorhead's son, Jason Moorhead, obtained a home mortgage loan in the amount of $188,000, which is paid in full. In the last two years, Director Carl Deaton obtained a home mortgage loan for $65,000 and business loans totaling $17,517 for a total of $82,517. Director Deaton's current loan balances, which inculde previous debt to the Bank, total approximately $148,400. Also in the last two years, Director Carl Deaton's son, David Deaton, obtained an auto loan for $25,000, and business loans totaling $155,215. This brings Mr. David Deaton's total indebtedness to the Bank to approximately $269,351. Director Tom Martin obtained a home mortgage loan of $150,000, which has a balance of approximately $137,000. Director David Ottensmeyer obtained a construction loan for a new home in the amount of approximately $531,000, which is now paid in full. Director Cornelius Higgins obtained a home mortgage loan for $405,000 and the balance is approximately $373,900. The Bank has loans outstanding to certain of the executive officers, directors, nominees for director and 5% stockholders which were originated more than two years ago, all of which have terms in accordance with applicable regulations and the Bank's normal lending policies and none of which are in default.

         All loans made by the Bank to directors, officers, employees, and related parties of the Bank and its subsidiaries are made in accordance with Regulation "0" promulgated by the Federal Reserve Board and the Bank's normal lending policies.

         In addition to the foregoing, the Bank services certain loans involving various of its executive officers, directors, nominees for director, and 5% stockholders, and their respective immediate family members, for which the Bank may receive a servicing fee. However, the Bank may not be a party to such loans, but is merely the servicing agent for the holder of the loans.

              PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has heretofore hired Robinson Burdette Martin & Cowan, L.L.P., Independent Public Accountants, to be its external auditors for the 2000 fiscal year, subject to ratification by the Company's stockholders. A representative of Robinson Burdette Martin &

Cowan, L.L.P., is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

         During the 1999 fiscal year, Robinson Burdette Martin & Cowan, L.L.P. provided services to the Company and the Bank in connection with its annual external audit function, which included an examination of the consolidated financial statements, assistance in preparation of reports filed on behalf of the Company and the Bank with the Office of Thrift Supervision and the Securities and Exchange Commission (the "SEC") and meeting with the Company's Audit Committee relative to the audit.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF ROBINSON BURDETTE MARTIN & COWAN, L.L.P., AS EXTERNAL AUDITORS.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof as determined by a majority of the Board of Directors.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the registrant's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the registrant. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company with respect to the fiscal year ended December 31, 1999, all Section 16(a) requirements applicable to officers, directors, and greater than 10% shareholders were complied with.

                                  MISCELLANEOUS

         The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

         All stockholders of record as of the close of business on March 22, 2000 are being mailed the Company's Annual Report along with this proxy statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's Main Office at 801 Pile Street, P.O. Box 1569, Clovis, New Mexico, 88101 no later than November 25, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended. A shareholder proposal submitted outside the processes of such rules will be considered untimely if notice is received by the Company after February 7, 2001, and the proxy for such meeting may confer discretionary authority to vote on a matter for which notice is not received in a timely manner.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Kathy Allenberg

                                              Kathy Allenberg
                                              Corporate Secretary

Clovis, New Mexico
March 24, 2000













                                   FORM 10-KSB

A COPY OF THE COMPANY'S FORM 10-KSB FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999 (THE "1999 10-KSB"), AS FILED WITH THE SEC, IS INCLUDED AS PART OF THE 1999 ANNUAL REPORT TO STOCKHOLDERS AND

ACCOMPANIES THE INITIAL MAILING OF THIS PROXY STATEMENT TO THE STOCKHOLDERS. IN ADDITION, A COPY OF THE 1999 10-KSB WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO KATHY ALLENBERG, CORPORATE SECRETARY, ACCESS ANYTIME BANCORP, INC., P.O. BOX 1569, 801 PILE STREET, CLOVIS, NEW MEXICO 88101.

                                 REVOCABLE PROXY

                          ACCESS ANYTIME BANCORP, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby constitute and appoint Norman R. Corzine and Kenneth J. Huey, Jr., and each of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution to represent and vote the Common Stock of the undersigned at the Annual Meeting of
  I Shareholders of ACCESS ANYTIME BANCORP, INC. to be held at FIRSTBANK, 5210 N Eubank N.E., Albuquerque, New Mexico, on Friday, April 28, 2000, at 8:00
  S  a.m., local time and at any adjournments thereof on all matters coming
  T  before said meeting.
  R
  U  This proxy, when properly executed, will be voted in the manner directed
  C herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY T WILL BE VOTED FOR PROPOSALS 1 AND 2.
  I
  O  PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SIGNING AS
  N  ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL
  S TITLE. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN. IF STOCK IS OWNED BY A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

     A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF
     DIRECTORS.

          1. ELECTION OF DIRECTORS: (MR. CHARLES GUTHALS, CORNELIUS HIGGINS, PH.D. AND DAVID OTTENSMEYER, M.D.)

               MARK ONE:        FOR all nominees listed above.
                         ------

                                FOR all nominees listed above except
                         ------ ------------------------------------.

                                WITHHOLD AUTHORITY to vote
                         ------ for all nominees listed above.

          2. SELECTION OF ROBINSON BURDETTE MARTIN & COWAN, L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT YEAR.

              / / FOR               / / AGAINST            / / ABSTAIN

          3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.


                                           ------------------------------------
                                           Signature


                                           ------------------------------------
                                           Signature

                                           Dated:________________________, 2000


--------------------------------------------------------------------------------
              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY,
                             USING THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------